Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2022, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-265573) and related Prospectus of Arcellx, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

June 14, 2022